EXHIBIT 4


                          SHAREHOLDER RIGHTS AGREEMENT


     SHAREHOLDER RIGHTS AGREEMENT (the "Agreement"), dated as of January 1, 2001 by and among Pinnacle Business Management, Inc., a Nevada corporation (the "Corporation"), and Kim and Vincent LoCastro, individuals residing in the State of Florida (collectively, the" Investors").

     WHEREAS, the Investors, in connection with the transactions contemplated by that certain Stock Purchase Agreement dated December 27, 2000 among the Corporation, the Investors, and Jeff Turino and Michael Hall (the "Stock Purchase Agreement") received shares of the Corporation's common stock; and

     WHEREAS, the execution and delivery of this Agreement by the Corporation has been made a condition precedent by the Investors to the closing of the transactions contemplated by the Stock Purchase Agreement;

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

     SECTION  1.  Definitions. As used herein, the following terms not otherwise
                  -----------
defined  herein  shall  have  the  following  meanings:

          (a) "Affiliate" of any person shall mean any general or limited partner of any such person that is a partnership, or any person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.

          (b)     "Common Stock" shall mean the Common Stock of the Corporation.

          (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (d) "GAAP" shall mean United States generally accepted accounting principles.

          (e) "Intellectual Property Rights" shall mean all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, know-how, proprietary processes and formulae, applications for patents, trademarks, service marks and copyrights, and other industrial and intellectual property rights.

          (f) "Pinnacle Companies" shall mean the Corporation and Subsidiaries.

          (g) "Preferred Stock" shall mean the Preferred Stock of the Corporation.

          (h) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (i) "Subsidiary" shall mean any corporation, association, trust, partnership, limited liability company, limited liability partnership, joint venture or other entity, a majority of the outstanding equity interest of which is owned, directly or indirectly, by the Corporation.

     SECTION  2.  Management  of the Corporation. The Corporation covenants with
                  -------------- ---------------
the  Investors  as  follows:

     2.1     Access  to  Records.  The  Corporation  agrees  to  afford  to  the
             -------------------
Investors and their respective employees, counsel and other authorized representatives, upon reasonable prior request, free and full access, during normal business hours, to all books, records and properties of the Pinnacle Companies and to all officers of the Pinnacle Companies and those other employees of the Pinnacle Companies having responsibility for financial or accounting matters generally, for any reasonable purpose whatsoever.

     2.2     Financial  Reports. Subject to the limitations set forth in Section
             ------------------
2.6. the Corporation agrees to furnish each of the Investors with the following:

          2.2.1  Quarterly and  Monthly Reports. Within 45 days after 1/4 4th 90
                 -------------------------------
days after the end of each month and each fiscal quarter, an unaudited financial report of the Corporation, which report shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except that the financial report may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto which may be required in accordance with GAAP) and shall be certified by either the Chief Executive
Officer or the Chief Financial Officer of the Corporation to have been so prepared, and which shall include the following:

               (a) an income statement for such month or quarter, together with a cumulative income statement from the first day of the then-current fiscal year to the last day of such month or quarter;

               (b) a balance sheet as of the last day of such month or quarter;

               (c)     a  statement of cash flows for such month or quarter; and

               (d) a comparison between the actual figures for such month or quarter, the comparable figures (with respect to the foregoing clauses (a) and (b) only) for the prior year (if any) and the comparable figures included in the Budget (as defined below) for such month or quarter, with an explanation of any material differences between them.

     The financial report for each such month or quarter shall be accompanied by a report by the Chief Executive Officer of the Corporation explaining business developments and material problems occurring during the month or quarter.

          2.2.2     Annual  Reports. Within 90 days after the end of each fiscal
                    ---------------
year of the Corporation, preliminary financial statements of the Corporation, and within 120 days after the end of each fiscal year of the Corporation, audited financial statements of the Corporation, which preliminary and audited financial statements shall (a) consolidate the accounts of the Pinnacle Companies, (b) include an income statement for such fiscal year, a balance sheet as of the last day thereof, and statements of stockholders' equity and cash flows for such fiscal year, and (c) each be prepared in accordance with generally accepted accounting principles consistently applied. The audited financial statements shall be certified by an independent certified public accountants of recognized standing reasonably satisfactory to the Investors and shall be accompanied by such accountants' annual management letter.

          2.2.3     Other  Reports  and  Information.  Promptly  upon  becoming
                    --------------------------------
available, copies of all financial statements, reports, notices, press releases, proxy statements and other documents sent by the Corporation to its stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the U.S. Securities and Exchange Commission or any securities exchange.

     2.4     Quarterly  Board Meetings. The Corporation agrees to hold a meeting
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of  its  Board  of  Directors  at  least  once  every  calendar  quarter.

     2.5     Observer  Rights.  The Corporation shall invite a representative of
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the  Investors, so long as (i) they own at least 5% five shares of Common Stock, such minimum numbers of shares to be appropriately adjusted to take account of any stock split, stock dividend, combination of shares or the like, or (ii) any amounts are still owed under the Promissory Note, to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust all such information.

     SECTION  3.  Right  of  First  Refusal.
                  -------------------------

     3.1 The Corporation hereby grants to each Investor and any permitted assignee of an Investor described in Section 3.9 (each, a "Right Holder") the right of first refusal to purchase, pro rata, all (or any part) of any New Securities (as defined in this Section 3.1) that the Corporation may, from time to time, propose to sell or issue (the "Basic Amount"). Each such Right Holder's pro rata share, for purposes of this right of first refusal, is the ratio of (i) the number of shares of Common Stock then held of record by, or issuable on conversion of the shares of Preferred Stock then held of record by, such Right Holder to (ii) the total number of shares of the Common Stock issued and outstanding at such time.

     3.2 "New Securities" shall mean any equity securities of the Corporation, whether now authorized or not, and rights, options, or warrants to purchase said equity securities, and securities of any type whatsoever that are, or may become, convertible into said equity securities; provided, that "New Securities" does not include (i) securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets, or other reorganization whereby the Corporation acquires not less than 51% of the voting power of such corporation; (ii) up to 5,000,000 shares of Common Stock issued or issuable to employees, consultants or directors of the Corporation pursuant to a stock plan, stock option plan or other stock bonus arrangement, which plan or arrangement, if approved after January 1, 2000, is approved by the unanimous vote of the Board of Directors; (iv) up to ______ shares issued upon exercise of the any options or warrants to purchase Common Stock that were outstanding as of December 31, 2000. The only options or warrants currently outstanding are the Meyerson underwriting warrant.

     3.3 The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any New Securities unless the Corporation shall deliver to each Right Holder a written notice of any proposed or intended issuance, sale or exchange of New Securities (the "Offer"), which Offer shall (i) identify and describe the New Securities,
(ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the New Securities to be issued, sold or exchanged, (iii) identify the persons or entities, if known, to which or with which the New Securities are to be offered, issued, sold or exchanged and (iv) offer to issue and sell to or exchange with such Right Holder (A) such Right Holder's Basic Amount, and (B) any additional portion of the New Securities required to be offered to Right Holders hereunder as such Right Holder shall indicate it will purchase or acquire should the other Right Holders subscribe for less than their Basic Amounts (the "Undersubscription Amount"). Each Right Holder shall have the right, for a period of 30 days following delivery of the Offer, to purchase or acquire, at a price and upon the other terms specified in the Offer, the number or amount of New Securities described above. The Offer by its terms shall remain open and irrevocable for such 30-day period.

     3.4 To accept an Offer, in whole or in part, a Right Holder must deliver a written notice to the Corporation prior to the end of the 30-day period of the Offer, setting forth the portion of the Right Holder's Basic Amount that such Right Holder elects to purchase and, if such Right Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Right Holder elects to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Right Holders are less than the Basic Amounts to which all Right Holders are entitled, then each Right Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amount subscribed for, the Undersubscription Amount it has subscribed for; provided, that should the Undersubscription Amounts subscribed for exceed the difference between the Basic Amounts to which all Right Holders are entitled and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Right Holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Right Holder bears to the total Undersubscription Amounts subscribed for by all Right Holders, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

     3.5 The Corporation shall have 90 days from the expiration of the period set forth in Section 3.3 above to issue, sell or exchange all or any part of such New Securities as to which a Notice of Acceptance has not been given by the Right Holders (the "Refused Securities"), but only to the offerees or purchasers (if identified) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are described in the Offer.

     3.6 In the event the Corporation shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 3.5 above), then each Right Holder may, at its sole option and in its sole discretion, reduce the number or amount of the New Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the New Securities that the Right Holder elected to purchase pursuant to Section 3.4 above multiplied by a fraction, (i) the numerator of which shall be the number or amount of New Securities the Corporation actually proposes to issue, sell or exchange (including New Securities to be issued or sold to Right Holders pursuant to Section 3.4 above prior to such reduction) and (ii) the denominator of which shall be the amount of all New Securities that the Corporation initially proposed to offer, sell or exchange as described in the Offer. In the event that any Right Holder so elects to reduce the number or amount of New Securities specified in its Notice of Acceptance, the Corporation may not issue, sell or exchange more than the reduced number or amount of the New Securities unless and until such securities have again been offered to the Right Holders in accordance with Section 3.3 above.

     3.7 Upon the closing of the issuance, sale or exchange of all or less than all the Refused Securities, the Right Holders shall acquire from the Corporation, and the Corporation shall issue to the Right Holders, the number or amount of New Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.6 above if the Right Holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Right Holders of any New Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the Right Holders of a purchase agreement relating to such New Securities reasonably satisfactory in form and substance to the Right Holders and their respective counsel.

     3.8 Any New Securities not acquired by the Right Holders or other persons in accordance with Section 3.5 above may not be issued, sold or exchanged until they are again offered to the Right Holders under the procedures specified in this Agreement. This right of first refusal may be assigned, in whole or in part, to any Affiliate or family member of any Investor.

     SECTION  4.  Covenants.  The  Corporation  covenants  with the Investors as
                  ---------
follows:

     4.1     Keeping  of  Records  and  Books  of Account. The Corporation shall
             --------------------------------------------
keep, and cause each Pinnacle Company to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Corporation and such Pinnacle Companies, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     4.2     Insurance.  The Corporation shall do or cause to be done all things
             ---------
necessary to preserve and maintain in full force and effect fire, casualty and comprehensive general liability and other liability insurance policies, with extended coverage, on the properties, assets, business and personnel of the Pinnacle Companies, in amounts deemed adequate by the Corporation, and in accordance with the standards of the industry in which the Pinnacle Companies operate.

     4.3     Maintenance of Corporate Existence. etc. The Corporation will do or
             ---------------------------------------
cause to be done all reasonable things necessary to preserve and keep in full force and effect the existence and all of the rights (charter and statutory) of the Pinnacle Companies, subject in all cases to the exercise by the directors of the Pinnacle Companies of their fiduciary obligations. The Corporation shall comply in all material respects with the provisions of its Certificate of Incorporation and By-Laws, and shall cause each of the Pinnacle Companies to comply in all material respects with the provisions of their respective charters, by-laws, memoranda of association, articles of association and other constitutive documents.

     4.4     Maintenance  of Facilities. The Corporation will maintain and keep,
             --------------------------
and cause each Pinnacle Company to maintain and keep, in good condition all facilities owned or leased in the conduct of the business of such Company and will make and cause each Pinnacle Company to make all necessary repairs, renewals, replacements, betterments and improvements thereof, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section shall prevent any Pinnacle Company from discontinuing the lease or maintenance of any such facilities if such discontinuance is, in the good faith judgment of the President or the Board of Directors of the Corporation, desirable in the conduct of the business of such Pinnacle Company and would not have a material adverse effect on such Pinnacle Company.

     4.5     Payment of Taxes. The Corporation will pay or discharge or cause to
             ----------------
be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Pinnacle Companies or upon the income, profits or properties of the Pinnacle Companies; and (b) all material liabilities of the Pinnacle Companies; provided, that the Corporation shall not be required to pay or discharge or cause to be paid or discharged any such tax assessment, liability, or charge, whose amount, applicability or validity is being contested in good faith by appropriate proceedings if adequate reserves therefor have been established in accordance with GAAP.

     4.6     Compliance  with Applicable Laws. The Corporation shall conduct its
             --------------------------------
business, and shall cause each Pinnacle Company to conduct its business, in compliance in all material respects with all laws and valid requirements of governmental authorities applicable to the conduct of such business or to the properties or assets of such company.

     4.7     Employee  Agreements.  The  Corporation shall cause each person who
             --------------------
becomes a consultant or employee of any Pinnacle Company subsequent to the date hereof, and who shall have or be proposed to have access to confidential or proprietary information of such Pinnacle Company, upon the commencement of such person s employment by such Pinnacle Company, to execute an agreement relating to matters of non-disclosure of confidential and proprietary information and assignment of patents, inventions and other Intellectual Property Rights in form and substance satisfactory to the Board of Directors of the Corporation. The Corporation shall use its best efforts to enforce, or to cause the Pinnacle Companies to enforce, each such agreement, unless the Board of Directors shall determine otherwise.

     4.8     Notice  of  Litigation  and Defaults. Promptly after the occurrence
             ------------------------------------
thereof, the Corporation shall notify each Investor of (a) the initiation of any action, suit, proceeding, or governmental inquiry against any Pinnacle Company involving a claim for more than $20,000 or for injunctive relief; (b) any default by any Pinnacle Company under any agreement for borrowed money in excess of $20,000 or any other material agreement of any kind. In each case such notice shall be delivered together with a reasonably detailed description of the action taken or proposed to be taken by any Pinnacle Company with respect thereto.

     4.9     Securities  Matters.  The  Corporation shall comply in all material
             -------------------
respects with all filings required under the Securities Act, the Exchange Act, and any applicable securities laws of any state or other jurisdiction.

     4.10     Rule  144A.  The  Corporation  shall,  upon written request of any
              ----------
Investor, provide to such Investor and to any prospective qualified institutional buyer (as defined in Rule 144A promulgated under the Securities
Act) designated by such Investor, such financial and other information as such Investor may determine to be necessary to permit compliance with the requirements of Rule 144A in connection with any resale of the Common Stock.

     SECTION  5.  Actions  Subject  to  Approval  of  Investors. The Corporation
                  ---------------------------------------------
covenants with the Investors that in addition to any other vote required by law or the Corporation's Certificate of Incorporation or By-Laws, without the prior approval of a the Investors, the Corporation shall not, and the Corporation shall not permit any Pinnacle Company to: As long as the Promissory Note is outstanding or is a 5% or greater

          (a) increase the compensation of any executive officer of any Company;

          (b) grant or issue any stock, stock option or other equity incentive to any officer or director of, or consultant or other service provider to, any Company;

          (c) create, incur, assume or suffer to exist any indebtedness for borrowed money in excess of $100,000;

          (d) make, or permit any Pinnacle Company to make, any loan or advance to, or own any stock or other securities of, any other corporation, partnership, or other entity unless it is wholly owned by the Corporation;

          (e) enter into or be a party to any transaction with any director, officer or employee of any Pinnacle Company, except for transactions made in the ordinary course of business and pursuant to reasonable requirements of such Pinnacle Company's business and upon fair and reasonable terms that are approved by the unanimous vote of the Board of Directors; or

          (f) directly or indirectly guarantee or otherwise in any way become liable with respect to the obligations or liabilities of any person or entity, except by endorsement of instruments or items of payment for deposit to the general account of the Corporation.

     SECTION  6.  Notices.  All  notices,  requests,  consents  and  other
                  -------
communications hereunder ("Notices") to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) three days after being sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident) or (c) two days after being sent by DHL, Federal Express or other recognized express international courier service:

     (a)  if  to  the  Corporation,  to:

          Pinnacle  Business  Management,  Inc.
          2963  Gulf  to  Bay  Boulevard
          Suite  265
          Clearwater,  Florida  33759
          Attention:  President
          Fax:  (727)  669-5912

     (b) if to the Investors, to their address set forth on the signature pages of the of this Agreement, with a copy to:

          Mark  Jackson
          3644  Washington  Road
          McMurray,  PA  15317
          Fax:  (724)  514-1414

     SECTION  7.  Miscellaneous.
                  -------------

     7.1     Entire  Agreement:  Effect on Old Agreements. This Agreement states
             --------------------------------------------
the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior agreements, written or oral, between or among them concerning such subject matter parties thereto, which shall hereafter have no further force or effect.

     7.2     Amendments:  Waivers. This Agreement may be amended, and compliance
             --------------------
with any provision of this Agreement may be omitted or waived, only by the written agreement of the Corporation and each of the Investors.

     7.3     Governing  Law.  This Agreement shall be governed by, and construed
             --------------
and enforced in accordance with, the substantive laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

     7.4     Counterparts.  This  Agreement  may  be  executed  in any number of
             ------------
counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages.




     IN WITNESS WHEREOF, the parties have executed this Agreement as a contract under seal as of the date first written above.

PINNACLE  BUSINESS  MANAGEMENT,  INC.


By:
   -----------------------------
Title:  President


/s/  Vincent A. LoCastro
--------------------------------
Vincent  A.  LoCastro


/s/  Kim LoCastro
--------------------------------
Kim  LoCastro